UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

SINGULAR GENOMICS SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.
☐	Fee paid previously with preliminary materials.
☐	Fee paid computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

10931 North Torrey Pines Road, Suite 100

La Jolla, CA 92037

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2022

To the Stockholders of Singular Genomics Systems, Inc.:

You are invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Singular Genomics Systems, Inc., a Delaware corporation. The meeting will be held virtually on Thursday, May 26, 2022, at 12:30 p.m. Pacific Time. The Annual Meeting will be completely virtual. You must register by Wednesday, May 25, 2022 at 12:30 p.m. Pacific Time by visiting www.proxydocs.com/OMIC to attend the meeting. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting. During the meeting, you may submit questions and vote your shares electronically. At the Annual Meeting, our stockholders will be asked:

1. To elect Elaine Mardis and Jason Ryan as the Class I directors to serve until the 2025 annual meeting of stockholders or until their respective successors have been elected or appointed.

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.

3. To conduct any other business properly brought before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the Annual Meeting is March 31, 2022. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

We are pleased to furnish proxy materials to you over the Internet as permitted by the Securities and Exchange Commission. On or around April 14, 2022, we will mail to our stockholders an Important Notice Regarding the Availability of Proxy materials (the “Notice”) containing instructions on how to: (1) access over the Internet this proxy statement and our Annual Report for the year ended December 31, 2021; (2) vote online, by telephone or by mail; (3) register and attend the virtual Annual Meeting; and (4) receive a paper copy of the proxy materials by mail. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

Regardless of the number of shares you own, your vote is important. Even if you plan to virtually attend the Annual Meeting, please vote or submit your proxy as soon as possible. If you do virtually attend the Annual Meeting and wish to vote electronically, you may withdraw your proxy at that time. Please read the attached proxy statement as it contains important information you need to know to vote at the Annual Meeting.

By Order of our Board of Directors:
/s/ Andrew Spaventa
Andrew Spaventa Chief Executive Officer and Chairperson of the Board La Jolla, California April 14, 2022

You are invited to virtually attend the Annual Meeting. You must register by Wednesday, May 25, 2022 at 12:30 p.m. Pacific Time by visiting www.proxydocs.com/OMIC to attend. Whether or not you expect to attend the virtual Annual Meeting, please vote as soon as possible. We encourage you to vote via the Internet. For further details, see “Questions and Answers about This Proxy Material and Voting.”

10931 N. Torrey Pines Road, Suite 100
La Jolla, California 92037

PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement and proxy card are furnished in connection with the solicitation of proxies by our Board of Directors to be voted at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Singular Genomics Systems, Inc. (sometimes referred to as “we,” “us,” “our,” the “Company” or “Singular”), which will be held virtually on Thursday, May 26, 2022, at 12:30 p.m. Pacific Time). You must register by Wednesday, May 25, 2022 at 12:30 p.m. Pacific Time by visiting www.proxydocs.com/OMIC to attend the Annual Meeting. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are making this proxy statement and our annual report available to stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. This proxy statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our Annual Report are available for viewing, printing and downloading at www.proxydocs.com/OMIC. On or around Friday, April 14, 2022, we intend to mail to our stockholders the Notice Regarding Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review this proxy statement and our Annual Report for the year ended December 31, 2021 (the “Annual Report”). The Notice also instructs you how you may submit your proxy over the Internet or via telephone and how to vote online at the Annual Meeting. If you receive a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

Additionally, you can find a copy of our Annual Report, which includes our financial statements for the year ended December 31, 2021, on the website of the Securities and Exchange Commission (“SEC”), at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website located at www.singulargenomics.com. You may also obtain a printed copy of our Annual Report, including our financial statements and exhibits, free of charge, from us by sending a written request to our Secretary at Singular Genomics Systems, Inc., 10931 N. Torrey Pines Road, Suite 100, La Jolla, California 92037.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

You have received these proxy materials because the Board of Directors (our “Board” or the “Board of Directors”) of Singular Genomics Systems, Inc. (“we”, “us,” “our,” the “Company” or “Singular”) is soliciting your proxy to vote at the 2022 Annual Meeting (the “Annual Meeting”). This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting. We have made available to you on the Internet this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report for the year ended December 31, 2021 (the “Annual Report”) because you owned shares of our common stock on the record date of March 31, 2022.

Why did I receive an Important Notice Regarding the Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering an Important Notice Regarding the Availability of Proxy Materials (the “Notice”) in the mail rather than mailing printed copies of a full set of proxy materials. The Notice instructs you on how to access and review the proxy statement and the Annual Report over the Internet at www.proxydocs.com/OMIC. The Notice also instructs you on how you may submit your proxy over the telephone or Internet and vote online at the Annual Meeting. If you received a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting these materials contained in the Notice.

What is a virtual Annual Meeting?

The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. We believe that hosting a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings for our stockholders and the Company. We also believe this will help support the health of our stockholders and employees given the public health impact of COVID-19. You can virtually attend the Annual Meeting by visiting www.proxydocs.com/OMIC in advance of the meeting. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting via the Internet. There will not be a physical meeting location and you will not be able to attend in person.

We invite you to virtually attend the Annual Meeting and request that you vote on the proposals described in this proxy statement. However, you do not need to attend the virtual meeting to vote your shares. Instead, you may vote by Internet, by telephone, or, if you requested and received paper copies of the proxy materials by mail, you may also vote by completing and mailing your proxy card.

The Annual Meeting starts at 12:30 p.m. Pacific Time on Thursday, May 26, 2022. You must register by Wednesday, May 25, 2022 at 12:30 p.m. Pacific Time by visiting www.proxydocs.com/OMIC to attend the meeting. Once registered, we encourage you to access the meeting website prior to the start time to allow time for check in. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting login page.

To access the Annual Meeting, follow the instructions on your Notice or proxy card (if you requested and received a printed copy of the proxy materials). If your shares are not registered in your own name and you plan to vote your shares virtually in attendance at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card to have available during the Annual Meeting in order to vote.

If you wish to submit a question the day of the Annual Meeting, you may log in to the virtual meeting platform at the unique link provided to you via email after registering in advance at www.proxydocs.com/OMIC using the procedure described above, and type and submit your question into the applicable field available in the on-line platform. Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, are not pertinent to annual meeting matters and, therefore, will not be answered.

What am I voting on?

There are two matters scheduled for a vote:

•
Election of Elaine Mardis and Jason Ryan as the Class I directors to serve until the 2025 annual meeting of stockholders or until their respective successors have been elected or appointed.
•
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 31, 2022 will be entitled to vote at the Annual Meeting. On this record date, there were 72,187,032 shares of Company’s common stock outstanding, our only class of voting stock. This includes 1,677,569 shares of common stock subject to the Company’s right of repurchase until they vest. The holders of our common stock have the right to one vote for each share of common stock they held as of the record date.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be accessible for ten days prior to the Annual Meeting at our principal place of business, 10931 N. Torrey Pines Road, Suite 100, La Jolla, CA 92037 between the hours of 9:00 a.m. and 5:00 p.m. (Pacific Time).

How do I vote?

If on March 31, 2022, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or by mail as described below. Stockholders also may attend the virtual meeting and vote electronically. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you, as they may be different from the instructions below.

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You may vote by using the Internet at www.proxydocs.com/OMIC by following the instructions for Internet voting on the Notice or proxy card mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on Wednesday May 25, 2022. Easy‑to‑follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.
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You may vote by telephone by dialing (866) 570-1665 and following the instructions for voting by phone on the Notice or (if you received a proxy card by mail) the proxy card mailed to you. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on Wednesday May 25, 2022. Easy‑to‑follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.
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You may vote by mail by requesting, completing and mailing in a paper proxy card, as outlined in the Notice. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to virtually attend the Annual Meeting. Mailed proxy cards must be received by Wednesday, May 25, 2022.

•
If you wish to vote electronically at the Annual Meeting, the unique link provided to you via email after registering in advance at www.proxydocs.com/OMIC using the procedure described above, and using your unique control number that was included in the proxy materials that you received in the mail.

If, on March 31, 2022, you held your shares in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares virtually in attendance at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card to have available during the Annual Meeting in order to vote.

You do not need to attend the virtual Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “Can I change my vote after submitting my proxy?” below.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows: (i) “For” the election of both director nominees for Class I director; and (ii) “For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 as disclosed herein. However, if you are not a record holder, such as when your shares are held in “street name,” you must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order for your shares to be properly voted. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card or Notice?

If you receive more than one proxy card or Notice, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card or submit a proxy for each Notice to ensure that all of your shares are voted.

What if I share an address with another stockholder of Singular?

If you reside at the same address as another Singular stockholder, you and the other Singular stockholders residing at the same address may receive a single copy of the Important Notice Regarding the Availability of Proxy Materials. This process, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you wish to receive a separate copy of the Important Notice Regarding the Availability of Proxy Materials, you may do so by making a written or oral request to: Singular Genomics Systems, Inc., 10931 N. Torrey Pines Road, Suite 100, La Jolla, California 92037, Attention: Corporate Secretary, or by calling (858) 333-7830. Upon your written or oral request, we will promptly deliver a separate copy to you. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number. The Annual Report, this proxy statement and Notice are also available at www.proxydocs.com/OMIC.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of four ways:

•
If you receive a proxy card, you may submit another properly completed proxy card with a later date.
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You may re-vote by Internet or telephone as instructed above.
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You may send a written notice that you are revoking your proxy to the Corporate Secretary of the Company at 10931 N. Torrey Pines Road, Suite 100, La Jolla, California 92037.
•
You may virtually attend the Annual Meeting and vote electronically by going to www.proxydocs.com/OMIC and registering by Wednesday, May 25, 2022 at 12:30 p.m. Pacific Time. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you to access to the Annual Meeting and to vote and submit questions during the Annual Meeting using your unique control number that was included in the proxy materials that you received in the mail. Simply attending the virtual meeting will not, by itself, revoke your proxy.

Who will solicit proxies on behalf of our Board of Directors?

Proxies may be solicited on behalf of our Board of Directors, without additional compensation, by the Company’s directors and employees.

The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail and personal solicitation by our directors, officers and other employees (who will receive no additional compensation for such solicitation activities). You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website at www.singulargenomics.com. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Against” votes, withheld votes, abstentions and broker non‑votes. Abstentions will be counted as present for purposes of determining the presence of a quorum. For Proposal 1, abstentions will not be considered as votes cast for or withheld for any director and will therefore have no effect on the outcome of the vote. For Proposal 2, abstentions will not be considered as votes cast for or against any proposal and will therefore have no effect on the outcome of the vote. Broker non‑votes, as described in the next paragraph, have no effect and will not be counted toward the vote total for such proposals.

If your shares are held by your bank or broker as your nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non‑discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name without your voting instructions. Proposal 2 for the ratification of the appointment of Ernst & Young LLP is considered routine and therefore brokers generally have discretionary authority to vote shares held in street name. However, several large brokers have recently announced that they were eliminating the practice of discretionary voting of uninstructed shares, including on matters generally identified as “routine”. On non‑discretionary items for which you do not give your broker instructions, the shares will be treated as broker non‑votes. Under current NYSE rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered “non‑discretionary” and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. Proposal 1 is a non-discretionary matter and therefore if you hold your shares through a broker, nominee, fiduciary or other custodian, your shares will not be voted on those proposals unless you provide voting instructions to the record holder.

How many votes are needed to approve each proposal?

•
For Proposal 1, each director is elected by a plurality of the votes cast with respect to that director. This means that the two nominees receiving the most “For” votes will be elected. Abstentions and broker non‑votes are not considered votes cast on this proposal and will not have any effect on the election of the director.
•
To be approved, Proposal 2, to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022, must receive a “For” vote from the majority of the votes cast at the Annual Meeting. Abstentions are not counted as a vote cast for or against the proposal and therefore have no effect on the outcome of the vote. Broker non-votes, if any, are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all shares outstanding on March 31, 2022, the record date, are represented at the meeting by stockholders present online or by proxy. On the record date, there were in the aggregate 72,187,032 shares of common stock entitled to vote, including 1,677,569 shares of common stock that remain subject to the Company’s right of repurchase until they vest. Thus 36,093,517 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non‑votes will be counted toward the quorum requirement.

How will my shares be voted if I mark “Abstain” on my proxy card?

We will count a properly executed proxy card marked “Abstain” as present for purposes of determining whether a quorum is present, but the shares represented by that proxy card will not be voted at the Annual Meeting for the proposals so marked.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be available on a Current Report on Form 8‑K filed with the SEC within four business days after the end of the Annual Meeting.

When are stockholder proposals and nominations for director due for next year’s Annual Meeting?

If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by our Corporate Secretary on or before December 15, 2022. If you wish to submit a proposal to be presented at the 2023 Annual Meeting of Stockholders, but which will not be included in the Company’s proxy materials, including to nominate a director, your notice must be received by our Corporate Secretary at Singular Genomics Systems, Inc., 10931 N. Torrey Pines Road, Suite 100, La Jolla, California 92037, Attn: Corporate Secretary, no earlier than January 26, 2023 and no later than February 25, 2023. To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 27, 2023. Proposals that are not received in a timely manner will not be voted on at the 2023 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. You are advised to review our amended and restated bylaws (the “bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations. Stockholders may request a free copy of our bylaws from contacting our Corporate Secretary at 10931 N. Torrey Pines Road, Suite 100, La Jolla, California 92037, Attn: Corporate Secretary.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors, Executive Officers and Key Employees

Our directors, executive officers and key employees, and certain information about each of them as of March 31, 2022, are set forth below.

Executive Officers, Directors and Key Employees	Age	Position
Andrew Spaventa	37	Chief Executive Officer and Chairperson of the Board
Eli Glezer, Ph.D.	53	Chief Scientific Officer
David Daly	60	President and Chief Operating Officer
Dalen Meeter	44	Senior Vice President, Finance
Jorge Velarde	55	Senior Vice President, Corporate Development and Strategy
Daralyn Durie	54	General Counsel
Vincent Brancaccio	39	Senior Vice President, Human Resources
David Barker, Ph.D.	80	Director
Kim Kamdar, Ph.D.	54	Director
Elaine Mardis, Ph.D.	59	Director
Michael Pellini, M.D.	56	Director
Jason Ryan	47	Director

Executive Officers and Key Employees

Andrew Spaventa. Mr. Spaventa is a founder, has served as our Chief Executive Officer and has served on our Board since the Company was created in 2016. Mr. Spaventa has also served as Managing Partner at Axon Ventures since March 2014. Mr. Spaventa is also a founder of Truvian Sciences, a company created in 2015. He also serves as a member of the board of directors of Aspen Neuroscience. He is a member of the board of the non-profit San Diego Venture Group. Previously, from 2009 to 2013, Mr. Spaventa was a co-founder of ecoATM, which was acquired by Outerwall (Coinstar) in 2012. From 2013 to 2016, Mr. Spaventa was a consultant for Edico Genome, which was acquired by Illumina in 2018. Mr. Spaventa received a B.A. in Political Science and International Relations from the University of California, San Diego and attended law school at the University of San Diego for one year. Mr. Spaventa also holds an M.B.A. from the University of California, San Diego—Rady School of Management. We believe Mr. Spaventa’s service as our Chief Executive Officer, his experience as a venture capital investor, his professional experience in the life science and genomics space and his extensive understanding of our business, operations and strategy qualify him to serve on our board of directors.

Eli Glezer, Ph.D. Dr. Glezer is a founder and has been our Chief Scientific Officer since founding the Company in 2016. Prior to joining the Company, Dr. Glezer was the Chief Technology Officer for Meso Scale Diagnostics, where he led the design and development of multi-array electrochemiluminescence technology and multiplexed immunoassays from concept to multiple products, from 1997 to 2016. Dr. Glezer received a B.S. in Mechanical Engineering with highest honors from the University of California, Berkeley, a B.A. in Physics from the University of California, Berkeley and a Ph.D. from Harvard University in Applied Physics. Dr. Glezer holds over 60 issued U.S. patents.

David Daly. Mr. Daly has served as our President and Chief Operating Officer since February 2021. Prior to joining the Company, Mr. Daly was the Chief Executive Officer of Thrive Earlier Detection Corp., a cancer detection and diagnostic company, from August 2019 to January 2021. Mr. Daly previously was the Senior Vice President and General Manager of commercial operations for the Americas region at Illumina, Inc. from November 2017 to August 2019. Prior to Illumina, Mr. Daly was General Manager and Chief Commercial Officer at Foundation Medicine from December 2014 to August 2017, where he was responsible for all commercial functions, including sales, marketing, client services, payer relations and medical affairs. Previously, he led the oncology business unit at Life Technologies Corporation, served as Chief Commercial Officer at Clarient, Inc. and held roles at Roche Diagnostics and Abbott Laboratories. Mr. Daly holds a B.A. in Economics from the University of California, Irvine and an M.A. in Economics from the University of California, Santa Barbara.

Dalen Meeter. Mr. Meeter has most recently served as our Senior Vice President of Finance since May 2021 and previously served as our Vice President of Finance since joining the Company in December 2019. Prior to joining the Company, Mr. Meeter served in various finance positions at Illumina, Inc., including Senior Director, Finance, from September 2010 to November 2019. Prior to Illumina, Mr. Meeter held a variety of finance and accounting leadership positions at Websense and EMC Captiva Software. Mr. Meeter started his career at KPMG LLP in the Audit and Advisory practice. He holds a B.A. in Business Economics from the University of California, Santa Barbara, holds an M.B.A. from the University of Southern California—Marshall School of Business and is a licensed Certified Public Accountant in the state of California.

Jorge Velarde. Mr. Velarde has served as our Senior Vice President of Corporate Development and Strategy since October 2018. Mr. Velarde also served as Chief Executive Officer and President of BaseHealth, Inc., a company focused on developing an integrated health management platform combining genomic data with clinical and behavioral analysis, from January 2014 until January 2015. Earlier in his career, Mr. Velarde was Vice President of Business Development at Illumina, Inc, a business development lead at Gen-Probe, Inc. and the scientific co-founder of Chugai Biopharmaceuticals. Mr. Velarde holds a B.S. in Molecular Biology and a minor in Chemistry from Loyola University, New Orleans and an M.B.A. from the University of California Irvine—Paul Merage School of Business.

Daralyn Durie. Ms. Durie has served as our General Counsel since March 2021. Ms. Durie is a co-founding partner of Durie Tangri, a leading litigation law firm, commencing in 2009. Ms. Durie previously was a partner at Keker & Van Nest and was an associate at the firm before that. Ms. Durie commenced her career as a clerk for the Honorable Douglas Ginsburg on the United States Court of Appeals for the District of Columbia Circuit. Ms. Durie is a fellow in the American College of Trial Lawyers, a past President of the Board of Directors of the Northern California Association of Business Trial Lawyers, a former co-chair of the Lawyer Representatives to the Ninth Circuit Judicial Conference and a court-appointed Early Neutral Evaluator for the Northern District of California. Ms. Durie holds an A.B. in Human Biology and Comparative Literature from Stanford University, an M.A. in Comparative Literature from the University of California, Berkeley and a J.D. from the University of California, Berkeley.

Vincent Brancaccio. Mr. Brancaccio has most recently served as our Senior Vice President of Human Resources since March 2022 and previously served as our Vice President of Human Resources since joining the Company in September 2019. Prior to joining the Company, Mr. Brancaccio served as Director of Global Compensation at NuVasive from May 2014 until August 2019. Mr. Brancaccio also serves as a consultant to PeopleTech Partners, a venture capital firm focused on the human resources space. Mr. Brancaccio holds a B.A. in Business Management and Economics from the University of California, Santa Cruz and an M.B.A. from the University of California, San Diego—Rady School of Management.

Non-Employee Directors

David Barker, Ph.D. Dr. Barker has served as a member of our Board since September 2016. Dr. Barker has served as a member of the board of directors of AmideBio since August 2011 and Bionano Genomics (Nasdaq: BNGO) since May 2010. He is also a scientific advisor to Luna DNA. He served as Vice President and Chief Scientific Officer at Illumina, Inc. from 2000 to 2007 and on the Illumina scientific advisory board until May 2016. He was previously on the boards of Aspen Neuroscience from 2018 to 2021, NextBio, acquired by Illumina in 2013, ProteinSimple, acquired by Bio-Techne in 2014, Zephyrus Biosciences, Inc., acquired by Bio-Techne in 2016, IntegenX, acquired by Thermo Fisher Scientific in 2018, and Integrated Diagnostics, acquired by Biodesix in 2018. In his academic career, Dr. Barker conducted interdisciplinary research in neurobiology as a postdoctoral fellow at Harvard Medical School, Assistant Professor at the University of Oregon and Associate Professor at Oregon State University. Dr. Barker holds a B.S. with honors in Chemistry from the California Institute of Technology and a Ph.D. in Biochemistry from Brandeis University. We believe that Dr. Barker’s extensive experience in managing and leading early stage and established companies within the clinical diagnostic and biotechnology industries qualifies him to serve as a member of our Board.

Kim Kamdar, Ph.D. Dr. Kamdar has served as a member of our Board since May 2017. She has been a Partner at Domain Associates, LLC since 2011. Dr. Kamdar is currently Chair of the Board of Directors of Seraphina Therapeutics and Truvian Sciences, Inc. and serves on the board of directors of EvoFem Biosciences, Inc. (Nasdaq: EVFM) and Obalon Therapeutics, Inc. (Nasdaq: OBLN). She served on the board of Syndax Pharmaceuticals (Nasdaq: SNDX) from September 2006 to May 2017. She also serves on the board of directors of several private companies including Epic Sciences, Sera Prognostics, Alume and Pleno. Formerly, Dr. Kamdar was a Kauffman Fellow with MPM Capital (“MPM”). Prior to joining MPM, Dr. Kamdar was a research director at Novartis, where she built and led a research team that focused on the biology, genetics and genomics of model organisms. Dr. Kamdar is the author of ten papers as well as the inventor on seven patents. Dr. Kamdar serves as an advisory board member of Dr. Eric Topol’s National Institute of Health–supported Clinical and Translational Science Award for Scripps Medicine and is also on the non-profit board for Access Youth Academy, an organization that is transforming the lives of underserved youth through academic enrichment, health and wellness, social responsibility and leadership through squash. Dr. Kamdar received her B.A. from Northwestern University and her Ph.D. in Biochemistry and Genetics from Emory University. We believe Dr. Kamdar is qualified to serve on our Board of Directors based on her extensive experience working and serving on the boards of directors of life sciences companies and her experience working in the venture capital industry.

Elaine Mardis, Ph.D. Dr. Mardis has served as a member of our Board of Directors since January 2022. Since 2016, Dr. Mardis has served as Co-Executive Director of the Institute of Genomic Medicine at Nationwide Children’s Hospital in Columbus, Ohio. Dr. Mardis is also a Professor of Pediatrics at the Ohio State University College of Medicine. Dr. Mardis has served on the Supervisory Board of Qiagen N.V. since 2014 and has scientific advisory roles at PACT Pharma LLC and Scorpion Therapeutics LLC. She is also an elected member of the U.S. National Academy of Medicine. Dr. Mardis is the former Robert E. and Louise F. Dunn Distinguished Professor of Medicine at Washington University School of Medicine in St. Louis, Missouri, where she was on the faculty for 22 years. Prior to joining the Washington University faculty, she was a senior research scientist at BioRad Laboratories. Dr. Mardis is also the past President of the American Association for Cancer Research. Dr. Mardis received her B.S. in Zoology and her Ph.D. in Chemistry and Biochemistry, both from the University of Oklahoma. We believe Dr. Mardis is qualified to serve on our Board of Directors based on her extensive experience in the genomics industry and clinical research.

Michael Pellini, M.D. Dr. Pellini has served as a member of our Board of Directors since April 2017. Dr. Pellini has been a Managing Partner at Section 32, LLC, a venture capital firm, since December 2017. Dr. Pellini previously served as chairman of the board of directors, chief executive officer and president at Foundation Medicine, Inc., a molecular information company, from April 2011 until 2018 when it was acquired by F. Hoffmann-La Roche Ltd. From 2008 to 2011, Dr. Pellini was the president and chief operating officer of Clarient, Inc., which was acquired by a General Electric Healthcare Company (NYSE:GE) in 2010. Dr. Pellini currently serves on the board of directors of Tango Therapeutics, Vineti, Cradle Genomics, Sema4, Octave Biosciences and Adaptive Biotechnologies Corporation (Nasdaq: ADPT). Dr. Pellini received a B.A. from Boston College, an M.B.A. from Drexel University and an M.D. from Jefferson Medical College, now the Sidney Kimmel Medical College of Thomas Jefferson University. Dr. Pellini’s qualifications to sit on our Board of Directors include his extensive leadership, executive, managerial, business and diagnostic company experience, along with his years of industry experience in the development and commercialization of life sciences products and services. We believe Dr. Pellini’s background as a medical doctor, executive, extensive experience as a venture capital investor and as a member of the boards of directors of private and public companies qualify him to serve on our board of directors.

Jason Ryan. Mr. Ryan has served as a member of our Board of Directors since April 2021. Prior to joining the Board of Directors, Mr. Ryan served as Chief Operating and Financial Officer of Magenta Therapeutics, Inc. (Nasdaq: MGTA) from January 2019 to October 2020. Prior to joining Magenta Therapeutics, Inc., Mr. Ryan previously served as Chief Financial Officer of Foundation Medicine, Inc., which became a wholly owned subsidiary of Roche Holdings, Inc., from March 2015 to November 2018. Prior to his position as Chief Financial Officer of Foundation Medicine, Inc., Mr. Ryan served in various other finance roles at Foundation Medicine. Prior to joining Foundation Medicine, Inc., Mr. Ryan led the finance and strategic planning functions of various other life science companies including Taligen Therapeutics, Inc., Codon Devices Inc. and Genomics Collaborative, Inc. Mr. Ryan currently serves as Executive Chairman of Sema4 Holdings Corp. and previously served on the board of directors of ArcherDX, Inc., which was acquired by Invitae Corporation, from April 2020 to October 2020. He began his career at Deloitte & Touche. Mr. Ryan holds a B.S. in Economics from Bates College, holds an M.B.A. from Babson College and earned a C.P.A. in Massachusetts. We believe that Mr. Ryan is qualified to serve on our board of directors because of his extensive finance experience and his leadership experience in the life sciences industry.

There are no family relationships among any of our directors or executive officers.

Corporate Governance and Board Matters

Director Independence

As required under the listing standards of the Nasdaq, a majority of the members of a listed company’s board of directors must be independent within 12 months following the closing of an initial public offering. Management and outside counsel have reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth in this proxy statement, these questionnaires did not disclose any transactions, relationships or arrangements that question the independence of our directors or director nominees. After reviewing this information, our Board of Directors affirmatively determined that all of our non-employee directors were independent directors within the meaning of the applicable Nasdaq listing standards. The independent members of our Board of Directors hold separate regularly scheduled executive session meetings at which only independent directors are present.

Information Regarding the Board of Directors and its Committees

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Dr. Pellini, as our lead independent director, presided over these executive sessions in 2021. After our initial public offering in 2021, our Board of Directors had an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information for each committee of the Board of Directors as of December 31, 2021:

Name	Audit	Compensation	Nominating and Corporate Governance
David Barker, Ph.D.	X		X
Kim Kamdar, Ph.D.		X	X*
Michael Pellini, M.D.	X	X*
Jason Ryan	X*	X

* Committee Chair

Below is a description of each committee of our Board of Directors in 2021. Our Board of Directors has determined that each member of the audit, compensation and Nominating and Corporate Governance Committees meets the applicable rules and regulations regarding “independence” and also that each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The members of the Audit Committee are Mr. Ryan, Dr. Barker and Dr. Pellini, each of whom can read and understand fundamental financial statements. Each are independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to Audit Committee members. Mr. Ryan chairs the Audit Committee. Our Board of Directors has determined that Mr. Ryan qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Our Audit Committee assists our Board of Directors’ oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of the independent registered public accounting firm, the design and implementation of our internal audit function and risk assessment and risk management. Among other things, our Audit Committee is responsible for reviewing and discussing with our management the adequacy and effectiveness of our disclosure controls and procedures. The Audit Committee also discusses with our management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of our financial statements, and the results of the audit, quarterly reviews of our financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing and overseeing procedures for the receipt, retention and treatment of any complaints reporting accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by our employees concerning questionable accounting or auditing matters. In addition, our Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Our Audit Committee has sole authority to approve the hiring and discharging of our independent registered public accounting firm, all audit engagement fees and terms and all permissible non-audit engagements with the independent auditor. Our Audit Committee reviews and oversees all related party transactions in accordance with our policies and procedures.

Our Audit Committee charter can be found on the corporate governance section of our corporate website at www.singulargenomics.com. Each of Mr. Ryan, Dr. Barker and Dr. Pellini served on the Audit Committee of our Board of Directors during 2021. The Audit Committee met three times during 2021.

Compensation Committee

The members of our Compensation Committee are Dr. Pellini, Dr. Kamdar and Mr. Ryan. Dr. Pellini chairs the Compensation Committee. Each member of our Compensation Committee is independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to Compensation Committee members, is a “non-employee director,” as defined in Rule 16b-3 adopted under Section 16 of the Exchange Act and is an “outside director” under Regulation Section 1.162-27 adopted under Section 162(m) of the Code of 1986, as amended. Our Compensation Committee assists our Board of Directors with its oversight of the forms and amounts of compensation for our executive officers, the administration of our incentive plans for employees and other service providers, including our equity incentive plans, and certain other matters related to our compensation programs.

In establishing compensation amounts for executives, our Compensation Committee seeks to support the Company’s overall business strategy and objectives, attract and retain key executives, link compensation with business objectives and organizational performance and provide competitive compensation opportunities. The Compensation Committee may form subcommittees and delegate its power and authority to such subcommittees. A more detailed description of the Compensation Committee’s functions can be found in our Compensation Committee charter. The charter is published in the corporate governance section of our website at www.singulargenomics.com. Each of Dr. Pellini, Dr. Kamdar and Mr. Ryan served on the Compensation Committee of our Board of Directors during 2021.

The Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent compensation consultant, during the year ended December 31, 2021 to provide comparative data from our industry and selected peer companies on executive and non-employee director compensation practices and to advise our

Compensation Committee on our executive officer and non-employee director compensation and equity plan programs generally. Our Compensation Committee retains the sole authority to direct, terminate and engage Pearl Meyer’s services. Other than the services for which Pearl Meyer was engaged by our Compensation Committee, Pearl Meyer did not provide any other services to the Company.

The Compensation Committee met four times during 2021. Mr. Spaventa, our principal executive officer, does not participate in the determination of his own compensation or the compensation of directors. However, Mr. Spaventa makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and Mr. Spaventa participates in the Committee’s deliberations about their compensation. Mr. Brancaccio, our Senior Vice President of Human Resources, also assists the Committee in its executive officer, director and employee compensation deliberations. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Dr. Kamdar and Dr. Barker. Dr. Kamdar chairs the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee: assists our Board of Directors with its oversight and identification of individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors; selects, or recommends that our Board of Directors select, director nominees; develops and recommends to our Board of Directors a set of corporate governance guidelines; and oversees the evaluation of our Board of Directors. Our Nominating and Corporate Governance Committee charter can be found on the corporate governance section of our corporate website at www.singulargenomics.com. Each of Dr. Kamdar and Dr. Barker served on our Nominating and Corporate Governance Committee during 2021. All members of our Nominating and Corporate Governance Committee are independent as currently defined under Nasdaq listing standards. Our Nominating and Corporate Governance Committee met three times during 2021.

Our Nominating and Corporate Governance Committee believes that the minimum qualifications and skills that candidates for director should possess include: (a) the highest professional and personal ethics and values; (b) a commitment to enhancing stockholder value; and (c) sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. The committee also considers the following factors: (a) various and relevant career experience; (b) relevant skills, such as an understanding of the Company’s business and industry; (c) financial expertise; (d) diversity; and (e) local and community ties. Our Nominating and Corporate Governance Committee may modify these factors from time to time.

Under our corporate governance guidelines, diversity is one of several critical factors that the Nominating and Corporate Governance Committee considers when evaluating the composition of our Board of Directors, among other critical selection criteria. We consider various diversity factors when considering director candidates, including race, ethnicity, gender, national origin and geography. Our Board of Directors currently includes directors with a range of diversity. We believe each director contributes to our Board of Directors’ overall diversity by providing a variety of perspectives based on distinct personal and professional experiences and backgrounds. We are committed to maintaining and enhancing the effectiveness and diversity of our Board of Directors, in furtherance of this, the nominating and corporate governance committee conducts annual self-evaluations to assess the Board’s performance.

Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by our Board of Directors or our Nominating and Corporate Governance Committee. If a stockholder of the Company wishes to recommend a director candidate for consideration by our Nominating and Corporate Governance Committee, the stockholder recommendation should be delivered to our Corporate Secretary at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation.

Science and Technology Committee

In January 2022, our Board of Directors formed an advisory Science and Technology Committee to oversee science and technology matters of the Company. Our Board of Directors appointed Dr. Glezer to serve as Chair of the Science and Technology Committee, and appointed Dr. Barker and Dr. Mardis to serve as committee members.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.

Board Leadership Structure

Our Board of Directors has combined the roles of Chairperson and Chief Executive Officer, who is Andrew Spaventa. Our Board has determined that we would be best served by having a Chairperson with deep operational and strategic knowledge of our business. Our Board has also appointed Dr. Pellini as our Lead Independent Director. Our Board has determined that we would be best served by also having a lead independent director to be responsible for conducting sessions with the independent directors as part of every Board meeting, calling special meetings of the independent directors and chairing all meetings of the independent directors.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. In particular, our Board of Directors provides risk oversight for our entire company by receiving management assessments, including risk assessments, from all functional areas of our Company, and discussing these assessments with management. Our Board of Directors’ overall risk oversight is supplemented by the various committees. The Audit Committee discusses with management and our independent auditors our risk management guidelines and policies, our major financial risk exposures and the steps taken to monitor and control such exposures.

Our Compensation Committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs. Based on this review, our Compensation Committee believes that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company in the future. Specifically, we believe that the elements of our compensation program do not encourage unnecessary or excessive risk‑taking. Base salaries are fixed in amount and thus do not encourage risk‑taking. A significant proportion of the compensation provided to our executives, and a material amount of the compensation provided to other employees, is in the form of long‑term equity awards that are important to help further align employee interests with those of our stockholders. We do not believe that these awards encourage unnecessary or excessive risk‑taking because the ultimate value of the awards is tied to our stock price, and because awards are subject to long‑term vesting schedules to help ensure that employees have significant value tied to long‑term stock price performance.

Stockholder Communications with our Board of Directors

Stockholders wishing to communicate with our Board of Directors or with an individual member of our Board of Directors may do so by writing to our Board of Directors or to the particular member of our Board of Directors, care of our Corporate Secretary by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder communication. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Meetings of the Board of Directors

Our Board of Directors met four times during 2021. Each member of our Board of Directors attended at least 75% of the aggregate of the meetings of our Board of Directors and of the committees on which he or she served, held during the period for which such member was a director or committee member. Members of our Board of Directors and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2021. While we do not have a formal policy regarding attendance by members of our Board of Directors at our annual meetings of stockholders all directors are encouraged to attend.

Code of Conduct

Our Board of Directors has adopted a code of conduct, which applies to all of our employees, officers and directors. We also expect our agents, representatives and consultants to follow our code of conduct in connection with their work for us. The full text of our code of conduct is posted on the corporate governance section of our website at www.singulargenomics.com. We intend to disclose future amendments to, or waivers of, our code of conduct as and to the extent required by SEC regulations, at the same location on our website identified above and in public filings. Our code of conduct represents the standards by which we operate and reflects our objective to be an ethical, mindful and transparent business. The purpose of our code of conduct is to promote honest and ethical conduct, including with respect to actual or apparent conflicts of interest between personal and professional relationships, to promote full, fair, accurate, timely and understandable disclosure in periodic reports filed by us, to promote compliance with applicable governmental laws, rules and regulations, promote the protection of the Company’s assets, including corporate opportunities and confidential information, promote fair dealing practices, deter wrongdoing, promote prompt internal reporting of violations of the code of conduct to an appropriate person identified in the code of conduct, and ensure accountability for adherence to the code of conduct.

Hedging and Pledging Policies

Pursuant to our Insider Trading Policy, all employees and agents, including our executive officers and directors, are prohibited from trading in publicly traded options, such as puts or calls, or other derivative securities with respect to our securities, including hedging or similar transactions designed to decrease the risks associated with holding our securities. Employees are also prohibited from including our securities in a margin account or pledging our securities as collateral for a loan without the approval of the Company’s Compliance Officer. Further, our Insider Trading Policy prohibits any employee, including any executive officers, to engage in “short sales” and “selling short against the box” with respect to our securities. Any violation of the policies may result in disciplinary action, including dismissal for cause.

Corporate Responsibility, Sustainability and Board Diversity

We understand that long-term value creation for stockholders is our core responsibility. We also have an important role to play for our team members, our customers and the communities we serve and believe that enriching and enabling the lives of our employees and their families, supporting our environment, caring for our communities and being good stewards over the Company is fundamental to our culture—and is just plain good business.

Employee Wellbeing

We invest significant resources to attract, develop, engage and retain the talent needed to achieve our mission of accelerating genomics for the advancement of science and medicine. By investing significant resources in our people, we are better able to make discoveries across the fastest growing markets in basic research, clinical applications, single-cell analysis, spatial genomics and proteomics and grow our business. We offer competitive total rewards, including salary, bonuses, benefits and equity compensation for our employees. Further, we offer unique perks to delight our employees so that they will in turn delight our customers. We strive to maintain and promote a culture that fosters the values, behaviors and attributes necessary to advance our business and execute our strategy.

Diversity and Inclusion

Diversity is one of our core values, and we believe in creating an inclusive and equitable environment that represents a broad spectrum of backgrounds and cultures.

Our Board of Directors values having a Board that reflects diverse perspectives, including those based on gender, ethnicity, skills, experience at policy-making levels in areas that are relevant to the Company’s activities, and functional, geographic and cultural backgrounds. The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. Our Board satisfies the minimum objectives of Nasdaq Rule 5605(f) by having at least one director who identifies as female and at least one director who identifies as a member of an Underrepresented Minority (as defined by Nasdaq Rules). As we pursue future Board recruitment efforts, our Nominating and Corporate Governance Committee will continue to seek out candidates who can contribute to the diversity of views and perspectives of the Board. This includes seeking out individuals of diverse ethnicities, gender identity and diverse perspectives informed by other personal and professional experiences.

Board Diversity Matrix (As of March 31, 2022)
Total Number of Directors	6
	Female	Male
Part I: Gender Identity
Directors by gender identity	2	4
Part II: Demographic Background
White	1	4
Asian	1	-
Did not disclose demographic background	-	-

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022 for:

•
each of our directors and director nominees;
•
each of our named executive officers;
•
all of our directors and executive officers as a group; and
•
each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and principal stockholders, information obtained from our records, and Schedules 13G and 13D filed with the SEC.

We have based our calculation of the percentage of beneficial ownership on 70,188,074 shares of our common stock outstanding as of March 31, 2022. Common stock outstanding excludes 1,677,569 shares of common stock that are not considered outstanding because they remain subject to the Company’s right of repurchase until they vest. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2022 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is 10931 N. Torrey Pines Road, Suite 100, La Jolla, California 92037.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
Named Executive Officers and Directors:
Andrew Spaventa (1)	4,676,744	6.6%
David Daly (2)	911,552	1.3%
Daralyn Durie (3)	130,302	*
David Barker, Ph.D. (4)	1,080,000	1.5%
Kim Kamdar, Ph.D. (5)	4,445,633	6.3%
Elaine Mardis, Ph.D. (6)	-	*
Michael Pellini, M.D. (7)	351,888	*
Jason Ryan (8)	13,333	*
All executive officers and directors as a group (10 persons) (9)	15,954,024	22.6%
Greater than 5% Stockholders:
Deerfield Private Design Fund IV, L.P. and affiliates (10)	6,642,019	9.5%
Revelation Alpine, LLC and affiliates (11)	5,219,951	7.4%
LC Healthcare Fund I, L.P. and affiliates (12)	4,557,662	6.5%
Domain Partners IX, L.P. and affiliates (13)	4,410,633	6.3%
Eli Glezer, Ph.D. (14)	4,155,833	5.9%
ARCH Venture Fund IX, L.P. and affiliates (15)	3,798,926	5.4%

* Represents beneficial ownership of less than one percent.

(1)

Consists of (i) 4,413,571 shares of common stock held directly by The Andrew K. Spaventa Living Trust dated April 9, 2014, of which Mr. Spaventa is a trustee and has voting and investment control with respect to these shares, (ii) 9,766 shares of common stock held directly by Mr. Spaventa and (iii) 253,407 shares of common stock issuable pursuant to options held directly by The Andrew K. Spaventa Living Trust dated April 9, 2014 exercisable within 60 days of March 31, 2022.

(2)

Consists of (i) 901,136 shares of common stock held directly by Mr. Daly and (ii) 10,416 shares of common stock issuable pursuant to options held directly by Mr. Daly exercisable within 60 days of March 31, 2022.

(3)

Consists of (i) 1,136 shares of common stock held directly by Ms. Durie and (ii) 129,166 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2022 held directly by the Daralyn Durie Revocable Trust dated March 19, 1999, of which Ms. Durie is a trustee and has voting and investment control.

(4)

Consists of (i) 1,000,000 shares of common stock held directly by The Barker/Loring Trust Dated August 27, 2013 and (ii) 80,000 shares of common stock issuable pursuant to options held directly by Dr. Barker exercisable within 60 days of March 31, 2022. Dr. Barker is a co-trustee of The Barker/Loring Trust Dated August 27, 2013 and has shared voting and investment control with respect to these shares.

(5)

Consists of (i) 4,395,633 shares held directly by Domain Partners IX, L.P., (ii) 15,000 shares of common stock held directly by Dr. Kamdar, (iii) 20,000 shares of common stock issuable pursuant to options held directly by Dr. Kamdar exercisable within 60 days of March 31, 2022 and (iv) 15,000 shares of common stock held directly by Domain Associates, LLC. The General Partner of Domain Partners IX, L.P. is One Palmer Square Associates IX, L.L.C. (“OPSA IX”). Dr. Kamdar is a managing member of OPSA IX and a managing member of Domain Associates, LLC. Dr. Kamdar disclaims beneficial ownership of the shares held by Domain Partners IX, L.P. and Domain Associates L.L.C, except to the extent of her pecuniary interest therein.

(6)	Dr. Mardis was appointed to our Board of Directors in January 2022.
(7)

Consists of (i) 96,994 shares held directly by The Pellini Family Trust, of which Dr. Pellini is the trustee and has voting and investment control with respect to these shares, (ii) 72,455 shares held directly by Dr. Pellini and (iii) 182,439 shares of common stock issuable pursuant to options held directly by Dr. Pellini exercisable within 60 days of March 31, 2022.

(8)	Consists of 13,333 shares of common stock issuable pursuant to options held directly by Mr. Ryan exercisable within 60 days of March 31, 2022.
(9)

Consists of (i) 15,207,061 shares of common stock beneficially owned by our directors and executive officers and (ii) 737,197 shares of common stock issuable to our directors and executive officers upon exercise of outstanding stock options exercisable within 60 days of March 31, 2022.

(10)

Based on the Schedule 13G filed with the SEC on June 3, 2021, and the January 26, 2022 exchange of 2,500,000 common stock for 2,500 non-voting preferred stock designated as Series A Common Stock Equivalent Convertible Preferred Stock (“Non-Voting Series A Preferred Stock”). Consists of (i) 4,984,871 shares held by Deerfield Private Design Fund IV, L.P, (ii) 1,627,148 shares held by Deerfield Partners, L.P. and (iii) 30,000 shares of common stock underlying stock options granted to Andrew ElBardissi, an employee of Deerfield Management Company, L.P. (“Deerfield Management”), which are held for the benefit, and at the direction, of Deerfield Management. Beneficial ownership does not include 2,500 shares of Non-Voting Series A Preferred Stock held by Deerfield Private Design Fund IV, L.P. Deerfield Mgmt IV, L.P. is the general partner of Deerfield Private Design Fund IV, L.P. and Deerfield Mgmt, L.P. is the general partner of Deerfield Partners, L.P. Deerfield Management is the investment advisor of Deerfield Private Design Fund IV L.P. and Deerfield Partners, L.P. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt IV, L.P., Deerfield Mgmt, L.P. and Deerfield Management. Each of Deerfield Mgmt IV, L.P., Deerfield Management and James E. Flynn may be deemed to beneficially own the securities held by Deerfield Private Design Fund IV, L.P. Each of Deerfield Mgmt, L.P., Deerfield Management and James E. Flynn may be deemed to beneficially own the securities held by Deerfield Partners, L.P. The address of Deerfield Private Design Fund IV, L.P. and Deerfield Partners, L.P. is c/o Deerfield Management Company, L.P., 345 Park Avenue South, 12th Floor, New York, NY 10010.

(11)

Based on the Schedule 13G filed with the SEC by Revelation Alpine, LLC on February 14, 2022. Consists of (i) 4,988,602 shares held by Revelation Alpine, LLC and (ii) 231,349 shares held by Revelation Healthcare Fund II, L.P. Revelation Alpine GP, LLC is the general partner of Revelation Alpine, LLC. Revelation Alpine GP, LLC, may be deemed to beneficially own the shares of common stock held directly by Revelation Alpine, LLC. Revelation Healthcare Fund II GP, L.P., as general partner of Revelation Healthcare Fund II, L.P., and Revelation Healthcare Fund II GP, LLC, as general partner of Revelation Healthcare Fund II GP, L.P., may each be deemed to beneficially own the shares of common stock held directly by Revelation Healthcare Fund II, L.P. The address for each of these entities is 300 Turney Street, Sausalito, CA 94965.

(12)

Consists of 4,557,662 shares held by LC Healthcare Fund I, L.P., which is ultimately controlled and managed by Legend Capital, a limited liability Chinese company. Legend Capital is ultimately controlled by a management team consisting of three key individuals, Linan Zhu, Hao Chen, and Nengguang Wang. In addition, Junfeng Wang and Quan Zhou are Managing Directors of Legend Capital. Each of these individual managers of Legend Capital shares voting and investment power over the shares held by LC Healthcare Fund I, L.P, and each disclaims beneficial ownership of such shares. The address of the principal place of business for LC Healthcare Fund I, L.P. is Legend Capital, 16/F, Tower B, Raycom Infotech Park, No. 2 Kexueyuan South Road, Zhongguancun, Haidian District, Beijing 100190, People’s Republic of China.

(13)

Based on the Schedule 13G filed with the SEC on January 4, 2022. Consists of (i) 4,395,633 shares held directly by Domain Partners IX, L.P. and (ii) 15,000 shares of common stock held directly by Domain Associates, LLC. The General Partner of Domain Partners IX, L.P. is One Palmer Square Associates IX, L.L.C. (“OPSA IX”). Dr. Kamdar is a managing member of OPSA IX and a managing member of Domain Associates, LLC. OPSA IX expressly disclaims beneficial ownership of these securities. The address of the forgoing entities is 103 Carnegie Center, Suite 300, Princeton, NJ 08540.

(14)

Consists of (i) 4,135,000 shares of common stock held directly by Dr. Glezer and (ii) 20,833 shares of common stock issuable pursuant to options held directly by Dr. Glezer exercisable within 60 days of March 31, 2022. Dr. Glezer is the Company's Chief Scientific Officer.

(15)

Based on the Schedule 13G filed with the SEC on February 4, 2022. Consists of 3,801,344 shares held by ARCH Venture Fund IX, L.P. (“AVF IX”). ARCH Venture Partners IX, L.P. (“AVP IX LP”) is the sole general partner of AVF IX. ARCH Venture Partners IX, LLC (“AVP IX LLC”) is the sole general partner of AVP IX LP. Keith Crandell, Clinton Bybee, and Robert Nelsen are managing directors of AVP IX LLC (the “AVP MDs”). AVP IX LP, AVP IX LLC and the AVP MPs may be deemed to beneficially own the shares held by AVP IX. Each of the forgoing entities and persons disclaim beneficial ownership of the shares held by AVF IX except to the extent of each of their pecuniary interests therein. The address of the forgoing entities and persons is 8755 W. Higgins Avenue, Suite 1025, Chicago, IL 60631.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

We believe that during the year ended December 31, 2021, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements. In making these statements, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, executive officers and greater than 10% stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

We adopted a formal written policy providing that we are not permitted to enter into any transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) that exceeds $120,000 and in which any related party has a direct or indirect material interest without the consent of our Audit Committee. As provided by our Audit Committee charter, our Audit Committee has the primary responsibility for the review, approval and oversight of such related party transactions. Under our related party transaction policy, our management is required to submit any related party transaction not previously approved or ratified by our Audit Committee to our Audit Committee. In approving or rejecting the proposed transactions, our Audit Committee takes into account all of the relevant facts and circumstances available and deemed relevant to our Audit Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Our Audit Committee will approve only those transactions that, as determined by our Audit Committee, are in, or are not inconsistent with, our best interests and the best interests of our stockholders.

All of the transactions described in this section were entered into prior to the adoption of this policy. Although we did not have a written policy for the review and approval of transactions with related parties, our Board of Directors has historically reviewed and approved any transaction where a director or officer had a financial interest, including the transactions described below. Prior to approving such a transaction, the material facts as to the relationship or interest of the relevant director, officer or holder of 5% or more of any class of our voting securities in the agreement or transaction was disclosed to our Board of Directors. Our Board of Directors took this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all our stockholders.

Related Party Transactions

In addition to the compensation arrangements with directors and named executive officers described elsewhere in this proxy statement, since January 1, 2021, we were involved in the following transactions in which we were or are a party involving an amount greater than $120,000 and in which any director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Convertible Note Financing

In February 2021, we sold and issued approximately $130.5 million aggregate principal amount of convertible promissory notes in a private placement transaction (the “2021 Notes”), which included $48.5 million sold and issued to certain entities affiliated with members of the Company’s Board of Directors. The 2021 Notes accrued 6% interest per annum and automatically converted into shares of our common stock in connection with the closing of our initial public offering at a conversion price of $17.60. The table below sets forth the 2021 Notes sold entities affiliated with our directors, executive officers and holders of more than 5% of our common stock:

Investor	Affiliated Director(s) or Officer(s)	Principal Amount of Convertible Notes
Entities affiliated with Deerfield Private Design Fund IV, L.P.	Andrew ElBardissi, M.D.(1)	$20,000,000
Axon Ventures X, LLC(2)	Mr. Spaventa	$3,000,000
Entities affiliated with Section 32(3)	Dr. Pellini	$20,000,000
LC Healthcare Fund I, L.P.	-	$1,500,000
Revelation Alpine, LLC	-	$4,000,000

(1)	Dr. ElBardissi is a former member of our Board of Directors.
(2)	Mr. Spaventa is a managing partner of Axon Ventures X, LLC.
(3)

Section 32 Fund 2, LP invested $10,000,000 and Section 32 Fund 3, LP invested an additional $10,000,000. Dr. Pellini is a managing partner of Section 32, LLC, which is affiliated with Section 32 Fund 2, LP and Section 32 Fund 3, LP.

Participation in our Initial Public Offering

Certain of our directors, executive officers and stockholders that are affiliated with certain of our directors or that beneficially owned more than 5% of our outstanding common stock purchased an aggregate of 1,622,727 shares of our common stock in our initial public offering at the initial public offering price. The following table sets for the aggregate number of our common stock that these directors, officers and 5% stockholders and their affiliates purchased in our initial public offering:

Purchaser	Shares of Common Stock	Total Purchase Price
Deerfield Partners, L.P.	1,500,000	$33,000,000
Revelation Alpine, LLC	122,727	2,699,994

Investors’ Rights Agreement

We are party to an amended and restated voting agreement with (i) certain holders of our common stock, including Deerfield Private Design Fund IV, L.P., Domain Partners IX, L.P., LC Healthcare Fund I, L.P., and ARCH Venture Fund IX, L.P. and (ii) Mr. Spaventa and Dr. Glezer and Dr. Barker. Under our investors’ rights agreement, certain holders of our common stock may have the right to demand that we file a registration statement or request that their shares of our common stock be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

EXECUTIVE COMPENSATION

2021 Summary Compensation Table

The following table provides information regarding the compensation of our “principal executive officer” and our next two most highly compensated executive officers during the year ended December 31, 2021. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)		All Other Compensation ($)		Total ($)
Andrew Spaventa	2021	430,721	237,175	-		9,814	(3)	677,710
Chief Executive Officer and Chairperson of the Board	2020	365,750	108,811	-		-		474,561
David Daly (4)	2021	326,420	151,003	11,417,943	(5)	55,000	(6)	11,950,367
President and Chief Operating Officer
Daralyn Durie (7)	2021	278,560	115,460	3,483,084	(8)	-		3,877,104
General Counsel

(1)	The amounts reported in this column represent the incentive bonus earned by each of our named executive officers and paid at the beginning of the following year.
(2)

The amounts reported in this column reflect the aggregate grant date fair value of option awards granted to our named executive officers, computed in accordance with FASB ASC Topic 718. See Note 10 of the notes to our audited financial statements included in our Annual Report on Form 10-K for a discussion of the assumptions made by the Company in determining the grant date fair value of its equity awards.

(3)	The amount reported primarily consists of the Company’s matching contributions to the 401(k) plan account.
(4)	Mr. Daly’s employment with us commenced on February 1, 2021. Accordingly, compensation information is only provided for 2021.
(5)

The amount reported reflects the grant date fair value of the option award granted to Mr. Daly on February 2, 2021 for an option to purchase 900,000 shares with an exercise price of $0.69 per share, computed in accordance with FASB ASC Topic 718.

(6)	The amount reported consists of a housing allowance paid by the Company.
(7)	Ms. Durie’s employment with us commenced on March 1, 2021. Accordingly, compensation information is only provided for 2021.
(8)

The amount reported reflects the grant date fair value of the option award granted to Ms. Durie on March 25, 2021 for an option to purchase 350,000 shares with an exercise price of $8.95 per share, computed in accordance with FASB ASC Topic 718.

Narrative Explanation of Compensation Arrangements with our Named Executive Officers

Base Salaries and Annual Incentive Opportunities

The base salaries of all of our named executive officers are reviewed from time to time and adjusted when our Board of Directors or compensation committee determines an adjustment is appropriate. For the year ended December 31, 2021, the base salary for Mr. Spaventa was $365,750. Upon the completion of our initial public offering, Mr. Spaventa's base salary was increased to $475,000. The base salaries for Mr. Daly and Ms. Durie in 2021 were determined at the commencement of their employment with us and were $360,000 and $340,000, respectively.

Each of our named executive officers is eligible to earn a cash incentive bonus each year, with such bonus awarded based on a combination of (a) corporate goals related to our product development and other goals established by our chief executive officer and approved by our Board of Directors and (b) individual performance goals. We require that participants continue to be employed through the payment date to receive a cash incentive bonus. Upon our initial public offering in May 2021 and through December 31, 2021, the target bonus rates, as a percentage of base salary, for Mr. Spaventa, Mr. Daly and Ms. Durie were 60%, 50% and 40%, respectively. Prior to our initial public offering, the target bonus rates for Mr. Spaventa, Mr. Daly and Ms. Durie were 35%, 30% and 25%, respectively.

Equity Compensation

We offer stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program. Our stock options allow our employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant. Prior to our initial public offering, our Board of Directors or Compensation Committee determined the fair market value of our common stock based on inputs including valuation reports prepared by third-party valuation firms. After our initial public offering, our Board of Directors or Compensation Committee determine the fair market value of our common stock based on the closing price of our common stock on the date of grant. Generally, our stock options granted to new hires vest as to 25% of the total number of option shares on the first anniversary of the grant date and in equal monthly installments over the following 36 months. Generally, stock options granted to employees subsequent to their new hire grant vest in equal monthly installments over 48 months. In general, prior to our initial public offering, options granted to our named executive officers were immediately exercisable with respect to all of the option shares, subject to our repurchase right for the lower of the option exercise price or the fair market value of the shares in the event that the executive’s service terminates before vesting in such shares. After our initial public offering, options granted to our named executive officers are not immediately exercisable.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as our full-time employees. Employees may also be eligible for a housing allowance, which is provided on a case-by-case basis. We generally do not provide our named executive officers with other perquisites or personal benefits that are not available to other employees.

Retirement Benefits

We have established a 401(k) tax-deferred savings plan, which permits participants, including our named executive officers, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code. We are responsible for administrative costs of the 401(k) plan. We may, at our discretion, make matching contributions to the 401(k) plan. Commencing in October 2020, the Company provides matching contributions of 2% of employee contributions.

Employment Arrangements with Named Executive Officers

We generally enter into offer letters with each of our named executive officers at the commencement of their employment with us setting forth the initial terms of the officer’s employment with us and providing that the officer’s employment is “at will,” meaning the officer can terminate employment at any time, for any reason or for no reason. Similarly, the Company is free to terminate an officer at any time, for any reason or for no reason. We also entered into an amended employment letter agreement with Mr. Spaventa in 2019, effective for 2020, pursuant to which he was each eligible to receive certain severance and change in control benefits prior to the completion of our initial public offering. Following our initial public offering in May 2021, our named executive officers are eligible to receive severance and other change-in-control-related benefits upon certain terminations of employment pursuant to our Executive Severance Plan, as described in further detail below in “Severance and Change in Control Benefits.”

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth information regarding each unexercised option and each share of restricted stock held by each of our named executive officers as of December 31, 2021. Options granted prior to the completion of our initial public offering were granted pursuant to our 2016 Stock Plan (the “2016 Plan”). Options granted after our initial public offering were granted pursuant to our 2021 Equity Incentive Plan (the “2021 Plan”). The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. Additionally, prior to our initial public offering, options granted to our named executive officers were generally immediately exercisable with respect to all of the option shares, subject to our repurchase right for the lower of the option exercise price or the fair market value of the shares in the event that the executive’s service terminates before vesting in such shares. After our initial public offering, options granted to our named executive officers are not immediately exercisable.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price per Share ($)	Option Expiration Date	Number of Shares that Have Not Vested		Market Value of Shares that Have Not Vested (1)($)
Andrew Spaventa	1,286,429	(2)(3)	-		0.63	12/16/2029	71,071	(4)	821,581
David Daly	-		-		-	-	900,000	(5)	10,404,000
Daralyn Durie	-		350,000	(6)(7)	8.95	3/24/2031	-		-

(1)	The market value is based on the closing trading price per share of our common stock of $11.56 on December 31, 2021.
(2)

Represents the unexercised and unvested portion of the option award granted on December 17, 2019 for 2,715,000 shares, which is exercisable prior to vesting. Shares exercised prior to vesting are subject to the Company’s right of repurchase. The option vests in 48 substantially equal monthly installments beginning on December 17, 2019, provided Mr. Spaventa remains in continuous service through each such vesting date. Additionally, if Mr. Spaventa is involuntarily terminated more than three months prior to a change in control, the option will accelerate with respect to 12 months of vesting. Further, the option will become fully vested in the event of a change in control if Mr. Spaventa remains employed by us at the time of the change in control or is involuntarily terminated on or less than three months prior to the change in control.

(3)

Pursuant to the option transfer agreement dated January 29, 2020, the option granted to Mr. Spaventa was transferred to the Andrew K. Spaventa Living Trust dated April 9, 2014, of which Mr. Spaventa is a trustee.

(4)

Represents unvested restricted shares of common stock purchased by The Andrew K. Spaventa Living Trust dated April 9, 2014 by exercising in part his option granted December 17, 2019 and are subject to our right of repurchase until they vest. These shares are subject to the same vesting terms described in footnote 2 to this table above.

(5)

Represents unvested restricted shares of common stock purchased by Mr. Daly by exercising in full his option granted February 2, 2021 for 900,000 shares, which are subject to our right of repurchase until they vest. 25% of the option vested on February 2, 2022, and the remaining will vest in equal monthly installments over the following 36 months provided Mr. Daly remains in continuous service through each such vesting date.

(6)

30% of the option vested on March 1, 2022, 30% of the option vests in 12 substantially equal monthly installments beginning on April 1, 2022, and the remaining 40% of the option vests in 24 substantially equal monthly installments beginning on April 1, 2023, provided Ms. Durie remains in continuous service through each such vesting date.

(7)

Pursuant to the option transfer agreement dated May 19, 2021, the option granted to Ms. Durie was transferred to the Daralyn Durie Revocable Trust dated March 19, 1999, of which Ms. Durie is a trustee.

Severance and Change in Control Benefits

We adopted an Executive Severance Plan that became effective upon the completion of our initial public offering, which superseded and replaced the severance eligibility of Mr. Spaventa pursuant to his amended employment letter agreement. The Executive Severance Plan provides for certain severance and change in control benefits to eligible executive officers and key employees. Ms. Durie is not eligible to receive these severance or change-in-control benefits. Mr. Spaventa and Mr. Daly are eligible to receive the following severance and other benefits pursuant to the Executive Severance Plan:

Termination Not in Connection with a Change in Control. In the event of an involuntary termination that is not in connection with a change in control, Mr. Spaventa and Mr. Daly will be eligible to receive the following benefits, provided the officer signs a release of claims:

•
A lump sum cash payment equal to 12 months of the officer’s annual base salary.

•
A pro-rata portion of the officer’s annual target bonus based on the number of days of employment completed in the year of termination.
•
Accelerated vesting of the portion of the officer’s outstanding and unvested time-based equity awards that would have vested over the 12-month period following the officer’s involuntary termination.
•
Continuation of the officer’s health and welfare benefits for the shorter of (i) 12 months, (ii) until the expiration of the officer’s continuation coverage under COBRA or (iii) until the date of the officer’s eligibility for substantially equivalent health insurance coverage in connection with new employment.

Termination in Connection with a Change in Control. In the event of an involuntary termination that is within three months prior to or 12 months after a change in control, Mr. Spaventa and Mr. Daly will be eligible to receive the following benefits, provided the officer signs a release of claims:

•
In the case of Mr. Spaventa, a lump sum cash payment equal to 150% of the sum of (i) his annual base salary and (ii) his annual target bonus.
•
In the case of Mr. Daly, a lump sum cash payment equal to 100% of the sum of (i) his annual base salary and (ii) his annual target bonus.
•
A pro-rata portion of the officer’s annual target bonus based on the number of days of employment completed in the year of termination.
•
Full vesting of any outstanding and unvested time-based equity awards held by the officer.
•
Continuation of the officer’s health and welfare benefits for the shorter of (i) 18 months (in the case of Mr. Spaventa) or 12 months (in the case of Mr. Daly), (ii) until the expiration of the officer’s continuation coverage under COBRA or (iii) until the date of the officer’s eligibility for substantially equivalent health insurance coverage in connection with new employment.

A “change in control” for purposes of our Executive Severance Plan includes:

•
Any person acquiring beneficial ownership of more than 50% of our total voting power;
•
The sale or other disposition of all or substantially all of our assets;
•
Our merger or consolidation after which our voting securities represent 50% or less of the total voting power of the surviving or acquiring entity; or
•
Individuals who are members of the Board cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months.

An “involuntary termination” for purposes of our Executive Severance Plan means either (i) a participant’s termination without cause or (ii) a participant’s resignation for good reason.

“Cause” for purposes of our Executive Severance Plan means the officer’s (i) participation in or commission of any act that would constitute a felony or crime involving fraud, dishonesty or moral turpitude, (ii) violation of any law or regulation applicable to our business that causes us material harm, (iii) material violation of any agreement with us or of any of our policies, or any statutory duty owed to us, (iv) gross misconduct or clear and material insubordination, (v) commission of, or attempted commission or, or participation in, fraud or an act of dishonesty against us, or (vi) any unauthorized act that results in material harm to us; provided, that the officer must be given notice and 30 days to cure for conduct constituting cause under clauses (iv), (v) and (vi).

“Resignation for good reason” for purposes of our Executive Severance Plan means an officer’s separation as a result the officer’s resignation from employment after one of the following conditions comes into existence without the officer’s consent: (i) our material breach of any agreement with the officer, (ii) a material reduction in the officer’s duties, position or responsibilities, taken as a whole, (iii) a material reduction of the officer’s base salary and/or target bonus (other than as part of a similar reduction for substantially all employees or senior officers), or (iv) relocation of the officer’s office to a location more than 50 miles away and outside of the greater San Diego area; provided, that in order to constitute “good reason,” the officer must provide us with notice of the condition within 60 days of its existence, we must fail to remedy it within 30 days thereafter, and the officer must terminate employment within 30 days of our failure to remedy it.

DIRECTOR COMPENSATION

Prior to our initial public offering in May 2021, we did not have a policy with respect to compensation payable to our non-employee directors for service as directors. Effective on our initial public offering, we adopted a non-employee director compensation policy as further described below.

The following table sets forth the total compensation of each person who served as a director during the year ended December 31, 2021, other than Andrew Spaventa, who also served as a named executive officer.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)	Total ($)
Current Directors
David Barker, Ph.D.	32,823	246,082	278,905
Kim Kamdar, Ph.D.	33,569	246,082	279,651
Michael Pellini, M.D.	46,250	338,363	384,613
Jason Ryan	39,536	510,752	550,288
Former Director
Andrew ElBardissi, M.D. (3)	-	-	-

(1)

The amounts in this column represent the aggregate grant date fair value of stock options granted to the non‑employee director computed in accordance with FASB ASC Topic 718. See Note 10 of the notes to our audited financial statements included in our Annual Report on Form 10‑K for a discussion of the assumptions made by the Company in determining the grant date fair value of its equity awards.

(2)	As of December 31, 2021, the current non‑employee directors held total outstanding options exercisable for 322,439 shares of our common stock.
(3)	Dr. ElBardissi resigned from the Board effective immediately prior to our initial public offering. He did not receive any compensation, including equity awards, for his service in 2021.

Mr. Spaventa receives no additional compensation for his service as a director.

Cash Compensation

Pursuant to the compensation program for our non-employee directors, adopted in connection with our initial public offering, each non-employee director is eligible to receive the following annual cash retainers for their services on our Board based on their position:

Position	Annual Retainer ($)
Board Member	40,000
Plus (as applicable):
Board Chair	30,000
Lead Independent Director	15,000
Audit Committee Chair	20,000
Compensation Committee Chair	12,500
Nominating and Corporate Governance Committee Chair	10,000
Audit Committee Member	10,000
Compensation Committee Member	6,250
Nominating and Corporate Governance Committee Member	5,000

Non-employee directors are also eligible for reimbursement of their reasonable expenses incurred in attending Board of Directors and committee meetings.

Equity-based Compensation

Pursuant to the compensation program for our non-employee directors, our non-employee directors will receive both an initial equity award upon joining our Board of Directors and annual equity awards in connection with each annual meeting of our stockholders.

•

Initial Equity Award—Each non-employee director joining our Board of Directors will receive an option grant for 40,000 shares of our common stock under our 2021 Plan. Subject to the non-employee director’s continuous service, 1/3rd of the option grant will vest on the one-year anniversary of the date of grant, with the remainder vesting in 24 equal monthly installments thereafter.

•

Annual Equity Awards—

•
Board Service: Following the conclusion of each regular annual meeting of stockholders, each continuing non-employee director will receive an option grant for 20,000 shares of common stock under our 2021 Plan (and in the case of a non-employee director who was elected or appointed to our Board of Directors in the 12 months preceding the annual meeting of stockholders, the number of shares subject to the option grant will be prorated based on the number of full months of service prior to that annual meeting of stockholders). Subject to the non-employee director’s continuous service, the option will vest in full on the earlier of (i) the one-year anniversary of the date of grant or (ii) the next annual meeting of stockholders.
•
Service as Lead Independent Director: Following the conclusion of each regular annual meeting of stockholders, each non-employee director who continues to serve as a member of our Board of Directors and as the Lead Independent Director thereafter, if any, will receive an additional option grant for 7,500 shares of common stock under our 2021 Plan (and in the case of a Lead Independent Director who was elected or appointed to our Board in the 12 months preceding the annual meeting, the number of shares subject to the option grant will be prorated based on the number of full months of service prior to the annual meeting of stockholders). Subject to the Lead Independent Director’s continuing service in such role, the option will vest in full on the earlier of (i) the one-year anniversary of the date of grant or (ii) the next annual meeting of stockholders.

The equity awards will also vest in full in the event of a “change in control” (as defined in our 2021 Plan).

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to each of our equity compensation plans in effect as of December 31, 2021:

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options (a)	Weighted‑Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders(1)	5,322,314	6.75	7,921,561	(2)(3)
Equity compensation plans not approved by stockholders	-	-	-
Total	5,322,314	6.75	7,921,561

(1)	Includes our 2016 Stock Plan, our 2021 Plan and our Employee Stock Purchase Plan (“ESPP”). We no longer issue grants under our 2016 Stock Plan following our initial public offering.
(2)	Includes 670,604 shares of our common stock available under the ESPP.
(3)

The 2021 Plan provides that the number of shares of common stock reserved for issuance thereunder will be increased automatically on the first day of each year, commencing in 2022 and ending in 2031, by a number equal to the lesser of (a) 5% of the total number of shares of common stock issued and outstanding on the last business day of the prior fiscal year, or (b) a number of shares of common stock determined by our Board of Directors. The ESPP provides that the number of shares of common stock reserved for issuance thereunder will be increased automatically on the first day of each year, commencing in 2022 and ending in 2041, by a number equal to the lesser of (a) 1,460,000 shares of common stock, (b) 1% of the total number of shares of common stock issued and outstanding on the last business day of the prior fiscal year, or (c) a number of shares of common stock determined by our Board of Directors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Non‑Audit Fees

The following table represents aggregate fees billed or to be billed to the Company for the years ended December 31, 2021 and December 31, 2020 by Ernst & Young LLP, our principal accountant and our independent registered public accounting firm.

	Year Ended December 31,
	2021	2020
Audit Fees(1)	$1,232,300	$195,669
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$1,232,300	$195,669

(1)

For professional services rendered in connection with the audit of our annual financial statements and reviews of our quarterly financial statements for those years. This category also includes $845,500 of fees for services incurred in 2021 in connection with our initial public offering.

All fees described above were pre‑approved by our Audit Committee.

Pre‑approval Policies and Procedures

The Audit Committee’s policy is to pre‑approve all audit and permissible non‑audit services provided by Ernst & Young LLP before they begin to provide such services. The Audit Committee will pre-approve such services up to specified amounts based on the scope of the engagement.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Audit Committee of our Board of Directors consists of the three non‑employee directors named below and operates under a written charter adopted by our Board of Directors. Our Board of Directors annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members and has determined that each member of the Audit Committee meets that standard. Our Board of Directors has also determined that Mr. Ryan is an Audit Committee financial expert as described in applicable rules and regulations of the Securities and Exchange Commission.

The principal purpose of the Audit Committee is to assist our Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for selecting and engaging our independent auditor and approving the audit and non‑audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter, which our Board of Directors adopted and which the Audit Committee reviews on an annual basis.

Our management is responsible for preparing our financial statements and our financial reporting process. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10‑K for the year ended December 31, 2021 (the “Annual Report on Form 10‑K”). The Audit Committee has also reviewed and discussed with Ernst & Young LLP the audited financial statements in the Annual Report on Form 10‑K. In addition, the Audit Committee discussed with Ernst & Young LLP those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”), including General Auditing Standards 1301, Communications with Audit Committees. Additionally, Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Ernst & Young LLP its independence from the Company and satisfied itself as to the independence of Ernst & Young LLP.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10‑K for filing with the Securities and Exchange Commission.

Submitted by the following members of the Audit Committee:

Jason Ryan, Chair
David Barker, Ph.D.
Michael Pellini, M.D.

(1) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Singular under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 1

Election of Directors

Our Board of Directors currently consists of six directors. Our Board of Directors are divided into three classes with staggered three-year terms. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

The terms of the Class I directors, Elaine Mardis and Jason Ryan, expire at the Annual Meeting. The Class II directors will serve until our annual meeting of stockholders in 2023. The Class III directors will serve until our annual meeting of stockholders in 2024. As recommended by the Nominating and Corporate Governance Committee, our Board of Directors nominated Elaine Mardis and Jason Ryan for election as Class I directors at the Annual Meeting. If they are elected, they will serve on our Board of Directors until our annual meeting of stockholders in 2025 and until their respective successors have been elected and qualified. The nominees for director at the Annual Meeting, their ages as of March 31, 2022, and their positions and offices held with the Company are set forth below. Other biographical information for the members of our Board of Directors is set forth in this proxy statement under the heading “Directors, Executive Officers and Corporate Governance—Directors and Executive Officers.”

Class I directors are elected by a plurality of the votes properly cast at the Annual Meeting or by proxy. Our nominees for Class I directors receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of the directors unless you have provided voting instructions to your nominee. Abstentions and broker non-votes are not considered votes cast on this proposal and will not have any effect on the election of the director. If the nominees become unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board of Directors, if any. Each person nominated for election has agreed to serve if elected.

If any substitute nominees are so designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement and to serve as directors if elected, and includes certain biographical and other information about such nominees required by applicable SEC rules.

Class I Nominees at the Annual Meeting

Name	Age	Position
Elaine Mardis, Ph.D.	59	Director
Jason Ryan	47	Director

Class II Directors Continuing in Office until the 2023 Annual Meeting of Stockholders

Name	Age	Position
Kim Kamdar, Ph.D.	54	Director
David Barker, Ph.D.	80	Director

Class III Directors Continuing in Office until the 2024 Annual Meeting of Stockholders

Name	Age	Position
Michael Pellini, M.D.	56	Lead Independent Director
Andrew Spaventa	37	Chief Executive Officer and Chairperson of the Board

We have determined that each of the Class I director nominees above possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries and willingness to devote adequate time and effort to serve as an effective member of the Board. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as Class I directors are noted in their biographies.

The Board of Directors Unanimously Recommends

a Vote “FOR” the Following Class I Director Nominees:

Elaine Mardis and Jason Ryan

PROPOSAL 2

Ratification of the Appointment of Ernst & Young LLP as our

Independent Registered Public Accounting Firm for the Year Ending December 31, 2022

The Audit Committee of our Board of Directors has selected Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2022 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of our Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of our Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will have the opportunity to make statements and respond to appropriate questions.

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022. Abstentions will be counted as present for purposes of determining a quorum and will not be considered as votes cast for or against this proposal; abstentions will therefore have no effect on the outcome of the vote. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors Unanimously Recommends

a Vote “FOR” the Ratification of the Appointment of Ernst & Young LLP

as our Independent Registered Public Accounting Firm for the Year Ending

December 31, 2022.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors:
/s/ Andrew Spaventa
Andrew Spaventa Chief Executive Officer and Chairperson of the Board La Jolla, California April 14, 2022

Singular Genomics Systems, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
"FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSAL 2.

PROPOSALS	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1. To elect the following Class I directors to serve until the 2025 annual meeting of stockholders or until their respective successors have been elected or appointed:	FOR		WITHHOLD	
1.01 Elaine Mardis	☐		☐	FOR
1.02 Jason Ryan	☐		☐	FOR
	FOR	AGAINST	ABSTAIN	
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐	FOR

Authorized Signatures - The section below must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this Proxy.

Signature (and Title if applicable) ____________ Date ____________ Signature (if held jointly) ____________ Date ____________

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/OMIC • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote. • Vote by 11:59 PM Eastern Time on May 25, 2022. PHONE Call 1-866-570-1665 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions. • Vote by 11:59 PM Eastern Time on May 25, 2022. MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided. • Votes submitted by mail must be received by May 25, 2022. DURING THE MEETING You may attend the virtual meeting via the Internet and vote during the meeting. Have your Proxy Card ready. You must register by Wednesday, May 25, 2022 at 12:30 PM Pacific Time by visiting www.proxydocs.com/OMIC to attend the meeting. Singular Genomics Systems, Inc. Annual Meeting of Stockholders For Stockholders of record as of March 31, 2022 TIME: Thursday, May 26, 2022 12:30 PM, Pacific Time PLACE: Annual Meeting to be held virtually via the Internet - please visit www.proxydocs.com/OMIC for further details This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Daleen Meeter and Daralyn Durie (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Singular Genomics Systems, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.proxydocs.com/OMIC. Please make your marks like this: X FOR Signature (if held jointly)